UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

Naked Brand Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37662	99-0369814
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

10th Floor – 95 Madison Avenue, New York, NY 10016

(Address of principal executive offices) (Zip Code)

212.851.8050

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry Into a Material Definitive Agreement.

Entry into Securities Purchase Agreement.

On February 10, 2017, Naked Brand Group Inc. (the “Company”) entered into an At The Market Offering Agreement (the “Agreement”) with Maxim Group LLC (“Maxim”) pursuant to which the Company may sell from time to time, up to an aggregate of $5,000,000 of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), through Maxim, as sales agent. Any Shares offered and sold in the Offering will be issued pursuant to a shelf registration statement on Form S-3 (File No. 333-213965), which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 19, 2016, the prospectus and the prospectus supplement relating to the Offering that forms a part of the Form S-3.

Subject to the terms and conditions of the Agreement, Maxim will use its commercially reasonable efforts to sell the Shares from time to time, based on the Company's instructions. Under the Agreement, Maxim may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), including, without limitation, sales made directly on the Nasdaq Capital Market.

The Company is not obligated to make any sales of Shares under the Agreement. The offering of the Shares of Common Stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Agreement or (ii) termination of the Agreement in accordance with its terms.

Under the terms of the Agreement, Maxim will be entitled to a commission at a fixed rate of 3.5% of the gross sales price of Shares sold under the Agreement. The Company will also reimburse Maxim for certain expenses incurred in connection with the Agreement, and agreed to provide indemnification and contribution to Maxim with respect to certain liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”).

Attached as Exhibit 5.1 to this Current Report is the opinion of Duane Morris LLP relating to the legality of the issuance and sale of the Shares.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any of the Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

5.1	Opinion of Duane Morris LLP*

10.1	At The Market Agreement dated February 10, 2017, between Naked Brand Group Inc. and Maxim Group LLC.*

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1)*

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By: /s/ Carole Hochman
Carole Hochman
Chief Executive Officer

Date: February 10, 2017

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Duane Morris LLP*

10.1	At The Market Agreement dated February 10, 2017, between Naked Brand Group Inc. and Maxim Group LLC*

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1)*

* Filed herewith.

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